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                              Verizon Delaware Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                Six Months Ended
(Dollars in Thousands)                                                           June 30, 2002
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
Income before provision for income taxes and extraordinary item                          $50,422
Dividends received from equity affiliate                                                       2
Interest expense                                                                           4,390
Portion of rent expense representing interest                                              2,390
Amortization of capitalized interest                                                         219
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Earnings, as adjusted                                                                    $57,423
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Fixed charges:
Interest expense                                                                         $ 4,390
Portion of rent expense representing interest                                              2,390
Capitalized interest                                                                         296
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Fixed Charges                                                                            $ 7,076
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Ratio of Earnings to Fixed Charges                                                          8.12
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